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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 2006

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      001-07731                  22-3285224
         --------                      ---------                  ----------
     (State Or Other                  (Commission                (IRS Employer
Jurisdiction Of File Number)       Identification No.)           Incorporation)


          9 Entin Road, Parsippany, New Jersey                      07054
          ------------------------------------                      -----
        (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective as of November 21, 2006 (the "Effective Date"), Emerson Radio Corp. (the "Company") amended (the "Amendment") its 2004 Non-Employee Outside Director Stock Option Plan (the "Director Plan") in order to increase the number of shares available for issuance thereunder by 250,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), from 250,000 shares to 500,000 shares. Immediately prior to the Effective Date, options to purchase 250,000 shares of Common Stock were outstanding and no shares of Common Stock were available for issuance under the Director Plan. On the Effective Date, immediately following the Company's Annual Meeting of Stockholders at which the stockholders of the Company approved the Amendment (the "Annual Meeting"), W. Michael Driscoll, Jerome H. Farnum, Eduard Will, Greenfield Pitts and Norbert R. Wirsching, each of whom began to serve as a director and/or the chairman of one of the Board committees at a time when no additional shares were available under the Director Plan, received options to purchase shares of Common Stock under the Director Plan as set forth below. Mr. Driscoll received options to purchase 50,000 shares of Common Stock and Messrs. Farnum, Will, Pitts and Wirsching each received options to purchase 25,000 shares of Common Stock.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EMERSON RADIO CORP.


                                     By: /s/ John J. Raab
                                        ----------------------------------
                                         Name:  John J. Raab
                                         Title: Chief Operating Officer and
                                                Senior Executive Vice President

Dated:  November 27, 2006







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